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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2000

GlobalMedia.com
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-23491	91-1842480
(Commission File Number)	(IRS Employer Identification No.)
400 Robson Street, Vancouver, BC Canada	V6B 2B4
(Address of Principal Executive Offices)	(Zip Code)

(604) 688-9994
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

    On December 29, 2000, GlobalMedia.com (the "Company") announced a major restructuring of its business, including the sale of its radio contracts and related assets to SurferNETWORK.com in exchange for cash and equity under the terms of a non-binding letter of intent between the companies. Closing of the transaction is expected to be in late January 2001, subject to the completion of due diligence and the execution of definitive agreements. The Company will now focus on video delivery over the Internet.

    The Company's press release, dated December 29, 2000, announcing the restructuring, is filed as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(C)
Exhibits

99.1
Press Release announcing transaction, dated December 29, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALMEDIA.COM (Registrant)
Dated: January 5, 2001	By:	/s/ BARR POTTER Barr Potter President and Chief Executive Officer

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